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                                                                  EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statment of The Wet Seal, Inc. pertaining to The Wet Seal, Inc. 1996 Long-Term Incentive Plan on Form S-8 of our report dated March 6, 1997, appearing in the Annual Report on Form 10-K of The Wet Seal, Inc. for the year ended February 1, 1997.

/s/ Deloitte & Touche LLP

Costa Mesa, California
July 17, 1997